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                                                                    Exhibit 23.1

                        Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 25, 1998, in the Registration Statement on Form S-4 and related Prospectus dated April 29, 1998 for the registration of $115,000,000 principal amount of 9-5/8% Series B Senior Subordinated Notes due 2008 of Numatics, Incorporated dated April 29, 1998.


                                                           /s/ Ernst & Young LLP


Detroit, Michigan
April 29, 1998